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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report:    JULY 3, 1997
                        (Date of earliest event reported)


                         Everflow Eastern Partners, L.P.
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             (Exact name of Registrant as specified in its charter)


             Delaware                   0-19279                34-1659910
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   (State or other jurisdiction       (Commission           (I.R.S. Employer
         of incorporation)            File Number)          Identification No.)



            585 West Main Street, P.O. Box 629, Canfield, Ohio 44406
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               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code: (330)533-2692
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ITEM 5. OTHER EVENTS
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          On April 30, 1997, Everflow Eastern Partners, L.P., a Delaware limited partnership (the "Company") offered to purchase up to 637,994 of its units of limited partnership interests (the "Units") at a price of $5.21 per Unit in cash (the "Purchase Price"), upon certain terms and conditions (the "Offer to Purchase"). Effective June 30, 1997, the Company accepted an aggregate of
172,118 Units at a price of $5.21 per Unit, net to Sellers in cash, for an aggregate amount of $896,734.78. Immediately after the acceptance of the tendered Units by the Company, there were 6,207,823 Units outstanding.


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                                    SIGNATURE

          After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: July 3, 1997                 EVERFLOW EASTERN PARTNERS, L.P.

                                   By:  EVERFLOW MANAGEMENT COMPANY,
                                        General Partner

                                   By:  EVERFLOW MANAGEMENT CORPORATION,
                                        Managing General Partner


                                   By:  /S/WILLIAM A. SISKOVIC
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                                        William A. Siskovic
                                        Vice President and Treasurer